EXHIBIT 4(b)


                              SECOND AMENDMENT TO
                              TERM LOAN AGREEMENT



        This Second Amendment to Term Loan Agreement (the "Second Amendment") made as of the 28th day of October, 1995 ("Amendment Effective Date"), among Comerica Bank and NBD Bank (formerly known as NBD Bank, N.A.) (individually, "Bank" and collectively, "Banks"), Comerica Bank, as Agent for the Banks (in such capacity "Agent") and Jacobson Stores Inc., a Michigan corporation ("Company").

        WITNESSETH:

        WHEREAS, the Banks, the Agent and the Company have executed and delivered that certain Term Loan Agreement dated as of November 20, 1992, which was amended by a First Amendment to Term Loan Agreement dated as of May 25, 1995 (as amended, the "Original Agreement");

        WHEREAS, the Company, the Agent and the Banks desire further to amend the Original Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises, the Banks, the Agent and the Company hereby agree as follows:

        1. Section 8.11 of the Original Agreement is amended to read in its entirety as follows:

             "8.11 Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth of not less than the Minimum Amount; provided, however, for the period beginning July 30, 1995 and ending January 26, 1996, Consolidated Tangible Net Worth shall be not less than $76,000,000."

        2. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of the Original Agreement, as amended by this Second Amendment, are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and the Original Agreement, as amended by this Second Amendment, will be valid and binding obligations of Company in accordance with its terms; (b) the continuing representations and warranties of Company set forth in Sections 7.1 through 7.12 and 7.14 of the Original Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 7.13 of the Original Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with
Section 8.3 of the Original Agreement and with respect to material adverse changes since July 29, 1995; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Original Agreement, has occurred and is continuing as of the date hereof.

        3. This Second Amendment shall be effective as of October 28, 1995.

        4. All references to the term "Agreement" and to the terms "hereof", "hereunder" and similar referential terms in the Original Agreement shall be deemed to mean or refer to the Original Agreement as amended by this Second Amendment.

        5. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Agreement.

        6. This Second Amendment may be executed in counterparts, in accordance with Section 12.10 of the Original Agreement.

        IN WITNESS WHEREOF, the Banks, the Agent and the Company have caused this Second Amendment to be executed by their respective, duly authorized officers, all as of the date set forth above.

                                 COMPANY:

                                 JACOBSON STORES INC.



                                 By: /s/ Kevin C. Binkley
                                    -----------------------------
                                 Title:  Vice President-Treasurer
                                        -------------------------


                                 AGENT:

                                 COMERICA BANK:


                                 By: /s/ Charles F. Weddell
                                    -----------------------------
                                 Title:  Vice President
                                        -------------------------













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


                                 BANKS:

                                 COMERICA BANK:


                                 By: /s/ Charles F. Weddell
                                    -----------------------------
                                 Title:  Vice President
                                        -------------------------



                                 NBD BANK (formerly known as NBD Bank, N.A.)


                                 By: /s/ Thomas A. Gamm
                                    -----------------------------
                                 Title:  Second Vice President
                                        -------------------------











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